  Exhibit 99.1

American Resources Corporation Announces Solar Installation to Reduce Peak Demand Charges and Increase Efficiency at Perry County Complex

Solar instillation bolsters Company’s environmental focus and innovation while also reducing long-term cost structure

December 15, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / December 15, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced its advancement to the geotechnical analysis stage of installing solar and battery storage technologies at its Perry County Resources (PCR) carbon mining complex located in Perry County, Kentucky. With this planned installation, the Company anticipates reducing its long-term electrical and operating costs throughout the complex by reducing its peak utility demand, while also advancing the PCR complex to a cleaner, more sustainable and next-generation mining operation.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “It’s time for the mining industry to increase its innovation and adoption of more sustainable and renewable practices. The legacy mentality has reduced the overall competitiveness of the industry and we are extremely proud to take the lead to better align the industry with a modern-day economy. We are evaluating all of our operations to showcase that we can produce high-quality raw material for the new infrastructure market while also being cost focused and environmentally driven. To our knowledge, Perry County Resources will be the first application worldwide to use on-site solar to reduce utility demand charges at a carbon mining complex. Our analysis to-date has shown that we can reduce our total utility costs by over 20% over the long-term. We are also continuing to evaluate other opportunities to utilize solar, battery storage, and other technologies for off-grid power solutions to reduce our costs and meet our environmental goals.”

Like many of the industry’s carbon mining operations, the Perry Country Resources complex was built during a time when electrical efficiencies were less developed and less efficient. With the advancement of solar and other renewable power technologies, opportunities are now available for the Company to allow for increased efficiencies and reduced costs at its processing, logistics and industrial complexes. Over the past year, American Resources has been working with Kentucky-based Edelen Renewables to evaluate and initiate the preliminary phase of installing a solar array at its PCR complex, and to advance a collaborative mission to bring new job opportunities and economic diversification to this depressed region of the country.

Adam Edelen, Chief Executive Officer of Edelen Renewables, a leading developer of solar technology in Central Appalachia stated, “American Resources has not only shown an interest in doing its part to innovate and modernize the mining industry, but has taken the steps to actually move forward, which we have not seen from producers of raw materials to-date. The level of innovation the American Resources’ team has displayed in how and what type of raw materials are produced, along with how they can maximize productivity, manage costs and create long-term sustainable jobs is above and beyond what we expected form a carbon mining company. We are excited to move quickly to the next phase of design and analysis at the Perry County operation and to continue working with the team on other initiatives in the future.”

With the completion of the preliminary phase-one assessment, the Company is excited to advance and announce the second phase of geotechnical studies to determine the specific size and location of the solar array at the PCR complex. American Resources is looking to combine solar and battery storage technologies to reduce the demand and peak utility costs to produce and process the Company’s metallurgical carbon alongside reprocessing coal-based refuse for critical minerals and rare earth elements while improving the environment. The Company has previously announced its environmental focus, with the goal of reducing its long-term costs and meeting environmental initiatives at its operations.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About Edelen Renewables
Edelen Renewables is the only solar development firm in America with a sole focus on socially impactful projects that provide the triple-bottom line return of meeting the climate challenge, driving economic transition in forgotten communities, and producing savings for off-takers. Edelen Renewables works with coal companies together with green energy advocates to develop reclaimed mine sites and create employment for displaced coalminers to assisting a homeless shelter become the first in America to “go-solar” without public subsidy, creating win/wins for every stakeholder. Edelen Renewables has partnered with several of the largest national developers of utility-scale projects and currently have a pipeline of ten projects in four states, representing more than 1GW and more than $1B in capital investment. For more information visit edelenrenewables.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation